UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2014 (May 28, 2014)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois     60062

(Address of Principal Executive Offices)     (Zip Code)

(847) 400-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Nanosphere, Inc. (the “Company”) held its annual meeting of shareholders on May 28, 2014 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.

(b)	The shareholders elected all seven nominees for director to serve until the next annual meeting of stockholders in 2014, as follows:

	For	Withheld	Broker Non-Vote
Sheli Z. Rosenberg	38,076,704	3,264,695	24,119,900
Michael K. McGarrity	39,565,874	1,775,525	24,119,900
André de Bruin	39,505,996	1,835,403	24,119,900
Gene Cartwright	40,150,521	1,190,878	24,119,900
Erik Holmlin	40,167,871	1,173,528	24,119,900
Lorin J. Randall	39,428,274	1,913,125	24,119,900
Michael J. Ward	39,554,636	1,786,763	24,119,900

By the following vote, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation was described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 17, 2014:

For	Against	Abstain	Broker Non-Votes
38,552,739	2,536,416	252,244	24,119,900

By the following vote, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
63,837,412	1,292,913	330,974

By the following vote, the shareholders approved the Company’s 2014 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
38,914,367	1,607,601	819,431	24,119,900

By the following vote, the shareholders approved an amendment to the Company’s charter to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

For	Against	Abstain
55,915,409	8,781,413	764,477

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
(Registrant)

Dated: May 29, 2014	By:	/s/ Roger Moody
Roger Moody
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary